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                                                                   EXHIBIT 10.3




                           FORM OF SERVICES AGREEMENT

         This SERVICES AGREEMENT ("Agreement") is entered into as of __________, 2000 (the "Effective Date") by and between H.T.E., INC., a Florida corporation ("HTE"), and DEMANDSTAR.COM, INC., a Florida corporation ("DSI").

                                R E C I T A L S:

         A. Prior to execution of this Agreement, DSI was a wholly-owned subsidiary of HTE.

         B. HTE and DSI have commenced on this date a Rights Offering and, as a result of the Rights Offering, DSI expects to become a publicly traded company, with HTE as a significant stockholder. The Rights Offering is more fully described in DSI's registration statement on Form S-1 (Registration No. ) filed with the Securities and Exchange Commission (the "Rights Offering").

         C. During the period when DSI was a wholly owned subsidiary of HTE, DSI relied on HTE for the provision of certain administrative services.

         D. The parties have agreed that following the Rights Offering, HTE will continue to provide certain management and administrative services to DSI and DSI will provide certain technical and administrative services to HTE.

         NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

         1. SERVICES. During the term of this Agreement, HTE will provide the services described on Exhibit A to DSI and DSI will provide the services described on Exhibit B and may, in its sole discretion, provide such other services as HTE or DSI may request from each other from time to time (all such services referred to herein as the "Services").

         2.       FEES AND EXPENSES.

                  (a) The requesting party (the "Requesting Party") will pay to the other party fees ("Fees") for the Services provided by said party ("Performing Party") equal to such Performing Party's cost of providing such Services, as reasonably determined by the Performing Party. Such Fees will include an allocation of the Performing Parties general and administrative overhead expense relating to such Services. The Performing Party may, but shall not be obligated to, determine such cost using the same methods employed by the Performing Party to allocate costs to the Requesting Party for such Services prior to the Rights Offering.

                  (b) The Requesting Party will reimburse the Performing Party for expenses any reasonable and necessary out-of-pocket expenses incurred in connection with the provision of the Services, including any taxes or other governmental impositions attributable to the provision of the Services (other than income or other similar taxes assessed on the Fees), but not including any general or administrative overhead expense of Requesting Party. Requesting Party will not have any obligation to advance funds on behalf of Performing Party.

                  (c) Performing Party will invoice Requesting Party for the Fees and expenses due hereunder at the intervals determined by Performing Party from time to time. All invoices will be due and payable within thirty (30) calendar days after the date of the invoice.

         3.       INFORMATION AND RECORDS.

                  (a) The Parties will make available to each other on a timely basis all information which is reasonably necessary for the parties to provide the Services to each other.



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                  (b) The parties will maintain records with respect to the
Services which are substantially similar to those maintained with respect to similar Services provided for its own account, and will provide those records to each other upon termination of this Agreement.

         4.       LIABILITY.

                  (a) The parties make no express or implied warranties to each other with respect to the Services.

                  (b) The Performing Party will be liable to the Requesting Party for any Loss (hereinafter defined) suffered as a result of acts or omissions of the Performing Party or any shareholder, director, officer or employee of said party or any attorney, accountant, representative or agent retained by the Performing Party ("Associates") in connection with the Services provided only if and to the extent that (i) the acts or omissions constitute gross negligence or willful misconduct or (ii) the acts or omissions would be covered by the Performing Party's insurance coverage under crime, fidelity or fiduciary insurance (if any). In any event, except to the extent covered by the Performing Party's crime, fidelity or fiduciary insurance, (i) any claim for damages from the Performing Party in connection with a Service provided will be limited to the amount of Fees charged with respect to the Service, and (ii) Performing Party will not be liable to Requesting Party for any incidental or consequential damages, lost profits or opportunities, or exemplary or punitive damages.

         As used herein, "Loss" means any and all claims, liabilities, obligations, losses, deficiencies and damages or judgments of any kind or nature whatsoever arising from, asserted against, or associated with the furnishing or failure to furnish the Services, regardless of by whom asserted and regardless of whether or not any such loss is known or unknown, fixed or contingent or asserted or unasserted, incurred by Performing Party in connection with the provision of the Services.

         5. INDEMNITY. Except as provided in Section 4(b), the Requesting Party will indemnify the Performing Party and its Associates and hold Performing Party and its Associates harmless from any and all Losses arising from, asserted against or associated with the provision of Services by Performing Party to Requesting Party.

         6.       AUTHORITY.

                  (a) In providing the Services, Performing Party may take such actions, make such decisions and exercise such judgment on behalf of Requesting Party as Performing Party has taken, made or exercised in providing the same or similar services on behalf of Requesting Party prior to the closing of the Rights Offering.

                  (b) Prior to taking action on behalf of Requesting Party, Performing Party will use reasonable efforts to consult with appropriate officers or employees of Requesting Party (i) in those circumstances under which Performing Party would have consulted officers or employees of Requesting Party prior to the Rights Offering, and (ii) in any other circumstances required under such reasonable rules and procedures as Performing Party may adopt, from time to time, after prior consultation with Requesting Party.

         7. FORCE MAJEURE. The Performing Party will not be liable to the Requesting Party for any failure to comply with this Agreement caused, directly or indirectly, by of (a) a fire, flood, explosion, riot, rebellion, revolution, labor trouble (whether or not due to the fault of such Party), requirements or acts of any government authority or agency or subdivision thereof, loss of source of supplies or other inability to obtain materials or suppliers, or (b) any other cause, whether similar or dissimilar to the foregoing, beyond the reasonable control of the parties hereto.

         8. TERM. The parties' obligation to provide Services hereunder, shall continue until either party gives one hundred twenty (120) days advance written


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notice or upon written notice from a party if one of the parties materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof. One party may terminate another party's obligation to provide it with services and still be obligated to provide the other party with Services until the other party also terminates the other party's obligation to provide Services [(and space if applicable)]. Any outstanding Fees and expenses as well as a Requesting Party's obligation to indemnify the Performing Party shall survive the termination of this Agreement indefinitely.

         9. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a party pursuant to this Agreement will be in writing and will be (a) personally delivered, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by an internationally recognized express delivery service or (d) transmitted by facsimile, address as follows:

                           if to HTE:

                                       H.T.E., Inc.
                                       1000 Business Center Drive
                                       Lake Mary, Florida 32746

                                       Attention:  L.A. Gornto, Jr.,
                                                   Executive Vice President

                           if to DSI:

                                       DemandStar.com, Inc.
                                       1551 Sandspur Road, Suite B
                                       Maitland, Florida 32751

                                       Attention:  O. F. Ramos,
                                                   President and CEO

         Each party may designate by notice in writing a new address or facsimile number to which any notice may be given, served or sent. Each notice will be deemed sufficiently given, served, sent or received when it is delivered to the addressee, with an affidavit of personal delivery, the return receipt, the delivery receipt or when delivery is refused by the addressee. Each notice or other communication sent by facsimile will be deemed sufficiently given only if a copy of the notice or communication is immediately sent by one of the methods specified in (a), (b) or (c) above.

         10.      MISCELLANEOUS.

                  (a) This Agreement sets forth the entire agreement of the parties with respect to the Services and supersedes all previous agreements, understandings or negotiations with respect to the Services.

                  (b) The rights and obligations set forth in this Agreement may be amended, modified or supplemented only by a writing signed by each party.

                  (c) A party may waive a right under this Agreement only by a written waiver signed by the party. No failure to exercise or delay in exercising a right under this Agreement will constitute a waiver of that right.

                  (d) If any provision of this Agreement is found invalid, illegal or unenforceable, the provision will be ineffective only to the extent of the invalidity, illegality or unenforceability, and the other provisions of this Agreement will remain in full force and effect.

                  (e) A party may not assign its rights, and a party may not delegate its obligations, under this Agreement unless it first obtains the written consent of


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the other party, provided, however, that HTE may assign its rights and delegate its obligations to any wholly-owned subsidiary of HTE without DSI's consent.
Any party, in its discretion, may withhold consent to any such assignment or delegation.

                  (f) Except as permitted under Subsection (e), this Agreement will not inure to the benefit of any Person other than the Parties.

                  (g) This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Florida.

                  (h) This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf as of the date first above written.


                                       H.T.E., INC.

                                       By:
                                          -------------------------------------
                                       Name:   L. A. Gornto, Jr.
                                       Title:  Executive Vice President


                                       DEMANDSTAR.COM, INC.

                                       By:
                                          -------------------------------------
                                       Name:   O. F. Ramos
                                       Title:  President and
                                               Chief Executive Officer


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                                   EXHIBIT A

                       H.T.E., INC., AS PERFORMING PARTY

                            DESCRIPTION OF SERVICES

A.       Accounting:

         1.       Maintain a general ledger.

         2. Furnish general bank account checks and reconcile general bank account.

         3. Process vendor invoices and employee expense reports approved by DSI for payment.

         4. Input accounts receivable in accordance with instructions from DSI personnel; post cash receipts; provide A/R aging as requested (not more often than once per week).

         5. Maintain fixed asset records (acquisition-disposal-depreciation schedules).

         6.       Provide project profit and cost accounting schedules.

         7. Provide quarterly financial information for use by DSI personnel in preparing quarterly financial statements; bonus calculations; trial balances; and financial statements.

         8.       Responsible for all SEC quarterly reporting requirements.

         9. Coordinating all required audits and reviews for financial reporting.

         10. Coordinating and creating all press releases and corporate communications.

         11. General administrative support necessary to fulfill the DSI requirements as a publicly held company.

B.       Payroll:

         1. Maintain employee data base and input payroll information into the payroll database.

         2.       Distribute payroll checks.

         3.       Administer state and federal income tax withholdings.

C.       Tax:

         1. Prepare and file all state and federal income and sale/use tax returns with a due date during the Term.

D.       Benefits:

         1. Coordinate participation of DSI employees in HTE's health and medical insurance program.

         2. Coordinate participation of DSI employees in HTE's 401(k) Defined Contribution Benefit Plan.


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                                   EXHIBIT B

                            DSI AS PERFORMING PARTY

                            DESCRIPTION OF SERVICES

         All technical, creative and administrative services necessary for HTE to operate its _________________________ in substantially the same fashion as such ____________________ were operated prior to the date hereof.


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